              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 27, 2001, accompanying the consolidated financial statements of rStar Corporation included in the Company's Annual Report on Form 10-k for the year ended December 31, 2000, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form F-4 of the aforementioned report and to the use of our name as it appears under the caption "Experts"

/s/Grant Thornton, LLP

San Francisco, California
October 10, 2001